Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT
•	Longtop Financial Technologies (BVI) Limited, incorporated in the British Virgin Islands

•	Longtop Financial Technologies Group Limited, incorporated in Hong Kong

•	Xiamen Longtop System Co., Ltd., incorporated in the PRC

•	Xiamen Longtop Information Technology Co., Ltd., incorporated in the PRC

•	Xiamen Longtop Financial Technology Management Co., Ltd., incorporated in the PRC

•	Shanghai Longtop Technology Co., Ltd, incorporated in the PRC

•	Advanced Business Services (Beijing) Co., Ltd., incorporated in the PRC

•	Guangzhou FEnet Information Technologies Co., Ltd., incorporated in the PRC

•	Beijing Huayuchang Co-Founder Technology Development Co., Limited, incorporated in the PRC

•	Eastson International Limited, incorporated in Hong Kong

•	Grand Legend Holdings Limited, incorporated in the British Virgin Islands

•	Beijing Longtop Technology Co., Ltd., incorporated in the PRC

•	Beijing Jactus Ruanbo Software and Technology Co., Ltd., incorporated in the PRC

•	Longtop Financial Technologies (Singpaore) Private Limited, incorporated in Singapore

•	Longtop Financial Technologies USA Limited, incorporated in the United States of America

•	Best Star Worldwide Limited, incorporated in the British Virgin Islands